Exhibit 10.1

                                  AGREEMENT
                                  ----------


     This AGREEMENT is made as of the 1st day February 1999, by and between PRESIDENT CASINOS, INC., a Delaware corporation (the "Company"), and RALPH J. VACLAVIK ("Executive").
                            W I T N E S S E T H:
                            --------------------

     WHEREAS, Executive has previously served the Company on an at-will basis;
 and

     WHEREAS, Executive is willing to serve the Company on a full-time employment basis in the capacity of Vice President of Finance during the term hereof, subject to the terms and conditions hereinafter set forth; and

     WHEREAS, the Company has determined that the future services of Executive will be of value to the Company.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, it is agreed as follows:

1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment from the Company, upon the terms and conditions hereinafter set forth. Executive acknowledges and agrees that consideration for his agreement to be legally bound by the confidentiality and non-competition terms and conditions set forth in this Agreement is the Company's obligation herein to employ Executive for a definite term and be bound by the other terms and conditions of this Agreement.

2. TERM OF EMPLOYMENT. The term of this Agreement shall commence as of February 1, 1999 (the "Commencement Date") and shall continue thereafter until the third anniversary of the Commencement Date, which is February 1, 2002 (the "Termination Date"), unless sooner terminated in accordance with the terms hereof. Thereafter, as of the Termination Date, this Agreement shall continue in effect until such time as either party hereto shall give ninety (90) days prior written notice of its or his intention to terminate this Agreement, or sooner, in the event a specific provision contained herein is invoked by either party with respect to termination.

3.   DUTIES.

          3.1 Job Description. Executive shall be engaged as, and hold the position of Vice President of Finance. The Company reserves the right, in its discretion and as conditions reasonably warrant, to adjust and/or revise Executive's title and/or position. Executive shall have such authority and responsibilities as are normally attendant thereto and agrees to perform such duties and render such services consistent therewith, and as may from time to time be reasonably required of him by the Company. Executive shall devote his full business time, attention and best efforts to the affairs of the Company during the term of this Agreement. Executive shall perform all duties and accept all responsibilities incident to his position and shall fully cooperate

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with all the officers of the Company.

          3.2 Evaluations. Executive will report directly to the Executive Vice President - Chief Financial Officer of President Casinos, Inc., and to such other person(s) as the Company may determine from time to time in its sole discretion. Executive's job performance will be evaluated at least annually for consideration of merit increases in salary, wage re-evaluation and any other form of supplemental income or benefits that the Company may award to its executives. Executive may also be eligible for an annual bonus based on performance, such bonus to be determined by the Company in its sole discretion.

4.   BASE SALARY AND REIMBURSEMENT FOR EXPENSES.

          4.1 Base Salary. The Company shall pay to Executive a base salary of One Hundred Fifteen Thousand Dollars ($115,000.00) per annum (the "Base Salary"). The Base Salary shall be payable in accordance with the Company's regular payroll practices in effect from time to time.

          4.2 Reimbursement of Expenses. The Company will promptly reimburse Executive, upon receipt of appropriate vouchers therefor, for all reasonable and necessary expenses incurred by Executive for travel, entertainment and miscellaneous and other business expenses which he incurs in connection with the performance of his duties hereunder. Such reimbursement shall be made in accordance with the Company's regular reimbursement procedures and practices in effect from time to time. In addition, the Company shall pay the investigative costs of licensing Executive in all jurisdictions in which licensing of Executive is required.

5.   FRINGE BENEFITS.

          5.1 Plans. Executive shall be entitled to participate in any and all fringe and other benefit plans presently offered, or as may be hereafter modified, or as may be hereafter established by the Company, from time to time in its sole discretion including, without limitation, stock option plans, profit sharing plans, thrift and savings plans, insurance plans, supplemental insurance and benefit plans, any employee benefit and/or welfare plans, including but not limited to health, medical and savings investment plans sponsored by the Company for its executives and employees, and all other benefits which are generally available to the Company's executives and employees, all on terms at least equivalent to those generally provided by the Company. However, nothing contained in this Paragraph shall be construed as requiring the Company generally to maintain any such fringe and other benefit program.

6. NON-DISCLOSURE. Executive shall not at any time during the term of this Agreement or thereafter, except as properly required in the conduct of the business of the Company and as authorized by the Company, or as otherwise required by law or court order, disclose or authorize anyone else to disclose any secret, proprietary or confidential information, material or matter relating to the Company or any of its customers. Executive acknowledges that, by reason of Executive's employment by the Company, Executive will have access

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to confidential information of the Company, which is a valuable and unique asset of the Company. Executive acknowledges that Executive has no claim or right to the continued use or possession of such documents, files and other materials which were received from the Company during his employment, following termination of his employment with the Company. Accordingly, Executive agrees that, upon termination of employment, Executive shall not retain any such documents, files or other materials and will promptly return to the Company any documents, files or other materials in Executive's possession or custody.

7.   COVENANT NOT TO COMPETE.

          7.1 Terms Of Covenant Not To Compete. During the term of this Agreement and for a period of one (1) year following its termination in the event of a "Restriction Termination" (as hereinafter defined), Executive shall not, without the prior written consent of the Company, engage directly or indirectly in any competitive gaming ventures located within a 200 mile radius of any gaming facility owned, operated, or managed by the Company as of the effective date of the subject termination, and shall not be an officer, director, employee, independent contractor, agent, consultant to or Substantial Owner of any such restricted business. "Substantial Owner" as used herein shall mean an owner of at least five percent (5%) of the beneficial equity or voting interests in a subject restricted business.

          7.2 Restriction Termination. For purposes of this Agreement, the term "Restriction Termination" shall mean a termination of Executive's employment under this Agreement by reason of either (a) his voluntary resignation, or (b) his discharge by the Company for "Cause," as defined below.

8.   TERMINATION.

          8.1 Executive's employment under this Agreement shall terminate only upon the occurrence of any of the following:

          (a) Death or Disability. The parties expressly acknowledge that Executive's employment under this Agreement will terminate immediately upon his death, if the Agreement has not been previously terminated for other reasons. Further, the parties agree that the Company may terminate this Agreement and Executive's employment thereunder in the event that, an independent physician selected by the Company and reasonably satisfactory to Executive or his representative, determines that, for a period of six (6) successive months or for shorter periods aggregating nine (9) months in any period of eighteen (18) consecutive months, Executive is not able to perform the essential functions of his position, with or without reasonable accommodation, within the meaning of the Americans with Disabilities Act of 1990 due to any physical or mental disability or impairment.

          (b) Resignation. The voluntary resignation of Executive, provided that Executive agrees that he will give not less than one (1) month's advance, written notice of such resignation to the Company, which notice may be waived by the Company in its sole discretion.

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          (c)   Cause.  For "Cause," which for purposes of this Agreement, shall only be any of the following:

                (i) subject to the terms hereof, any gaming commission with jurisdiction over a facility owned, operated or managed by the Company which requires Executive's licensure, refuses or fails within a reasonable period of time to grant a license to Executive or suspends or revokes a license granted to Executive;

                (ii) any reasonable determination by the Executive Vice President and Chief Financial Officer, President Casinos, Inc., after giving due consideration to the terms of this Agreement, of a material failure by Executive to perform or fulfill his covenants, obligations and duties under this Agreement, other than by reason of Permanent Disability as provided in subparagraph 8.1(a) above; or

                (iii) an act of fraud, theft, embezzlement or malfeasance by
                      Executive against the Company, or his conviction of any felony or other crime involving moral turpitude, whether or not directed against the Company, habitual insobriety, substance abuse or any other action on the part of Executive that is damaging or detrimental in any significant way to the Company.

          (d) Company Breach. In the event of the Company's material breach of this Agreement (which shall be deemed to include any failure to timely pay any amounts owing to Executive hereunder), Executive shall have the right to terminate his employment hereunder; provided that Executive shall give written notice to the Company of his intent to so terminate setting forth the basis for such termination, and the Company shall then have thirty (30) days after receipt of such notice to fully cure the subject breach.

          (e) Suspension, Revocation, Refusal to Issue. In the event of the occurrence described in subparagraph 8.1(c)(i) above, Executive shall only be terminated in the event that he is no longer able to perform the services for which he has been engaged by the Company in accordance with the terms of this Agreement, during the pendency of an appeal. During the pendency of such appeals and until the subject license revocation, suspension or refusal to grant such license becomes final, and provided that Executive is not terminated in accordance with the immediately preceding sentence, Executive shall be suspended without pay and shall thereafter not be entitled to any benefits or compensation hereunder and shall be otherwise treated hereunder as if he had been terminated for "Cause." Notwithstanding the foregoing, in the event that the gaming commission's determination is overturned on appeal, Executive shall be immediately reinstated and shall be entitled to all compensation and benefits otherwise due to him during the pendency of such suspension, provided Executive has not been terminated for any other cause specified herein. However, if the gaming commission's determination is not overturned on appeal, the Executive shall be deemed to have been terminated as of the date of his suspension.
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          (f)   Change in Control.  In the event of a "Change in Control" as defined, (i) Executive shall have the right to terminate his employment hereunder, by written notice to the Company (the "Termination Notice"), for a period of thirty (90) days from the closing date related to such "Change in Control", and (ii) if the Executive exercises this right, the non-vested balance of any options vesting over time granted to Executive under the Stock Option Plan shall immediately vest.

          In the event that Executive elects to terminate his employment with the Company in accordance with this subparagraph 8.1(f), Executive, in his sole discretion, shall have the right to require the Company to pay him a lump sum amount equal to one times the Base Salary in effect as of the effective date of such termination, vest and be paid for any accrued bonuses and continue to be covered for 1 year by any health plans in effect at such termination, in which event Executive shall be subject to and bound by the Covenant Not to Compete contained in Paragraph 7 hereof as if a "Restriction Termination" had occurred.

          8.2 Termination Obligations of Executive. In the event Executive's employment under this Agreement is terminated, Executive, or his legal representative in case of termination by death or Executive's physical or mental disability which renders the Executive unable to serve, shall:

          (a) by the close of the next business day following termination, resign from all corporate and board positions held in the Company and any of its subsidiary and affiliated companies;

          (b) promptly return to a representative designated by the Company all property, including but not limited to, automobiles, keys, identification cards and credit cards of the Company or any of its subsidiaries or affiliated companies; and

          (c) incur no further expenses or obligations on behalf of the Company, or any of its subsidiary and affiliated companies.

          8.3 Survival. Notwithstanding the termination of Executive's employment pursuant to subparagraphs 8.1(b)-(f), inclusive, the obligations of Executive pursuant to Paragraphs 6 and 7 [i.e., confidentiality and non-compete covenants] shall survive and remain in full force and effect for the periods therein provided, and the provisions for Equitable Relief against Executive, pursuant to Paragraph 8.4 hereof, shall also continue in full force and effect.

          8.4 Equitable Relief. Executive acknowledges that the restrictions contained in Paragraphs 6 and 7 [i.e., confidentiality and non-compete covenants] hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provision of those Paragraphs will result in irreparable injury to the Company. Executive also acknowledges that in the event of such violation, the Company shall be entitled to injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such

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violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company is entitled. Executive agrees that in the event of any such violation, an action may be commenced for any such injunctive relief and other equitable relief or other legal relief in any federal or state court of competent jurisdiction. Executive agrees that effective service of process may be made upon Executive by mail, under the notice provisions contained in Paragraph 10 hereof.

9.   TERMINATION COMPENSATION.

          9.1 Compensation. Subject to the terms of Paragraph 9.2 hereof, in the event that Executive shall terminate his employment under this Agreement pursuant to subparagraph 8.1(d) above [Company Breach], or if the Company shall terminate Executive's employment under this Agreement for any reason other than those set forth in subparagraphs 8.1(a) [Death or Disability] or 8.1(c) [Cause], the following shall apply: (i) the Company shall pay Executive his full Base Salary through the date of termination, at the rate in effect at the time notice of such termination is given; and (ii) in lieu of any further salary or other payments to Executive hereunder for periods subsequent to the date of termination, the Company shall pay as liquidated damages to Executive in accordance with the terms of Paragraph 9.2 hereof an amount equal to the lesser of (A) the product of one-twelfth of the annual Base Salary in effect as of the date of termination, multiplied by the number of months (excluding partial months) remaining in the employment term hereunder; or (B) one hundred percent (100%) of the Annual Base Salary in effect as of the date of termination.

          9.2   Payment Terms.

          (a) In the event that Executive is entitled to receive severance payments in accordance with subparagraph 9.1 (ii) hereof, such severance shall be paid to Executive through the Termination Date in successive, equal monthly payments commencing on the 15th day following the date of such termination.

          (b) In the event, however, that Executive violates the Covenant Not To Compete contained in Paragraph 7 hereof, the foregoing severance shall be payable to Executive only through the date of such violation and the Company shall be entitled to cease providing Executive with such severance thereafter and is released and forever discharged of any other obligations to make any further payments whatsoever. The parties hereto acknowledge and agree that in the event Executive is receiving severance under subparagraph 9.1(ii) as a result of a termination pursuant to subparagraph 8.1 (d) [Company Breach], the Company's sole and exclusive remedy for Executive's violation of the Covenant Not To Compete shall be to cease making the foregoing severance payments. Nevertheless, nothing in this Paragraph 9.2 limits the Company's remedies contained in Paragraph 8.4 for Executive's breach of the covenants contained in Paragraphs 6 and 7 [i.e., confidentiality and non-compete] in the event that Executive's employment is terminated for any reasons other than those recited in subparagraph 8.1 (d).

           9.3 No Mitigation. Executive shall not be required to mitigate the amount of any payments provided for in Paragraph 9.1 above by seeking

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other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned by Executive as the result of employment by another employer. However, the non-mitigation provisions recited in this Paragraph 9.3 shall have no application in the event that Executive's employment is terminated for any reason other than that contained in subparagraph 8.1 (d).

          9.4 Termination Compensation For Death or Disability and Voluntary Resignation. In the event that Executive resigns in accordance with subparagraphs 8.1(a) or 8.1(b), then all salary and fringe benefits whatsoever shall cease as of the date of his termination, except that Executive or his legal representative shall be entitled to reimbursement for all non-reimbursed, reasonable business expenses incurred by Executive prior to termination in accordance with Paragraph 4.2.

10. NOTICES. Unless either party notifies the other to the contrary, any notice required hereunder shall be duly given if delivered in person or by registered, first-class United States mail or by recognized overnight mail carrier:

               If to the Company:

               President Casinos, Inc.
               802 North First Street
               St. Louis, MO  63102
               Attention:  Chief Operating Officer

               and:   Gerry Sandweg
               Thompson Coburn
               One Mercantile Center
               St. Louis, MO  63101-1693

               If to Executive:

               Ralph J. Vaclavik
               2608 Briar Valley Court
               Des Peres, MO  63122

11.   GENERAL PROVISIONS.

          11.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Executive, his designees, and his estate. Neither Executive, his designees, nor his estate shall commute, pledge, encumber, sell or otherwise dispose of the rights to receive the payments provided in this Agreement, which payments and the rights thereto are expressly declared to be nontransferable and nonassignable (except by death or otherwise by operation of law).

          11.2 Governing Law. This Agreement shall be governed by the laws of the State of Delaware from time to time in effect.


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          11.3   Entire Agreement.  This Agreement represents the entire
agreement between Executive and the Company with respect to the subject matter hereof. This Agreement may not be amended or modified except by a writing signed by the parties hereto. Any written amendment, waiver or termination hereof executed by the Company and Executive (or his estate) shall be binding upon them and upon all persons, without the necessity of securing the consent of any other person, and no person shall be deemed to be a third party beneficiary under this Agreement.

          11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

          11.5 No Waiver. Except as otherwise expressly set forth herein, no failure on the part of either party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          11.6 Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict any of the terms or provisions hereof.

          11.7 Indemnification. The Company agrees to defend, indemnify and hold Executive harmless from and against any liabilities, costs and expenses (including, without limitation, in connection with any actions relating to licensing by any gaming or other authorities) arising in relation to Executive's services as an employee of the Company or any of its affiliates to the fullest extent permitted by applicable law. The foregoing indemnification obligation shall not be applicable in the event Executive is found by a court of competent jurisdiction, in a judgment that is not subject to further appeal, to have breached the terms of this Agreement in a material respect or to have been grossly negligent with respect to the matter for which he is seeking indemnification. Subject to the foregoing, the Company shall pay on a regular basis, to the fullest extent permitted by law, any legal and other professional fees and expenses incurred with respect to a matter which is the subject of indemnification. This indemnification obligation shall survive the termination of this Agreement.

          11.8   Severability and Reformation.

                 (a) The covenants, provisions and sections of this Agreement will be severable, and in the event that any portion is held to be unlawful or unenforceable by any court of competent jurisdiction, the same will not affect any other portion of this Agreement, and the remaining terms and conditions or portions thereof will remain in full force or effect. This Agreement will be construed in such cases as if such unlawful or unenforceable portion had never been contained in this Agreement, in order to effectuate the intentions of Company and Executive in executing this Agreement.

                 (b)  In furtherance and not in limitation of the foregoing,

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should any durational or geographical restriction or restriction on business activities covered under this Agreement be found by any court of competent jurisdiction to be overly broad, Executive and Company intend that such court will enforce this Agreement in any less broad manner the court may find appropriate by construing such overly broad provision to cover only that duration, extent or activity which may be enforceable. The parties acknowledge the uncertainty of the law in this respect and expressly agree that this Agreement be given the construction that renders its provisions valid and enforceable to the maximum extent permitted by law.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                PRESIDENT CASINOS, INC.



                                By   /s/ James Zweifel
                                     ---------------------------------

                                Name: James Zweifel
                                     ---------------------------------

                                Title: Exec. V.P. & CFO
                                     ---------------------------------

                                EXECUTIVE

                                     /s/ RALPH J. VACLAVIK
                                     ---------------------------------
                                     RALPH J. VACLAVIK